SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

SARATOGA RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Proposed maximum aggregate value of transaction:

(4)	Total fee paid:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(4)	Filing Party:

(5)	Date Filed:

7500 San Felipe, Suite 675

Houston, Texas 77063

Dear Shareholder:

You are cordially invited to attend our 2013 Annual Meeting of Shareholders. The 2013 Annual Meeting will be held on Monday, June 10, 2013, at 10:00 a.m. (local time) at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024.

At this year’s Annual Meeting, you will be asked to:

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elect five members of our Board of Directors, each for a term of one year;

•

vote, on an advisory basis, on the compensation of our named executive officers (say on pay); and

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ratify the appointment of MaloneBailey LLP as our independent registered public accountants for fiscal year 2013.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted. We urge you to review the accompanying materials carefully and vote as promptly as possible. You may transmit your vote via the internet, via the telephone or you may complete and return a proxy card. Your cooperation is appreciated.

Sincerely,

THOMAS F. COOKE
Chairman and Chief Executive Officer

Houston, Texas

April 23, 2013

Notice of Annual Meeting of Stockholders

June 10, 2013

April 23, 2013

Date:

Monday, June 10, 2013

Time:

10:00 a.m., Central Time

Place:

The Houstonian Hotel

111 North Post Oak Lane

Houston, Texas  77024

Purpose:

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To elect five directors;

•

To approve, on an advisory basis, the compensation of our named executive officers;

•

To ratify the appointment of the independent registered public accounting firm; and

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To transact such other business as may properly come before the meeting

Record Date:

Close of business on April 22, 2013

Your vote is important. Whether or not you plan to attend the annual meeting in person, it is important that your shares be represented and voted at the annual meeting. You may transmit your vote via the internet or you may complete and return a proxy card. Your cooperation is appreciated.

By Order of the Board of Directors.

THOMAS F. COOKE
Chairman and Chief Executive Officer

SARATOGA RESOURCES, INC.

7500 San Felipe, Suite 675

Houston, Texas 77063

________________________

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

JUNE 10, 2013

_______________________

The 2012 Annual Report to Stockholders, including financial statements, is being made available to stockholders together with these proxy materials on or about April 23, 2013.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, ANNUAL MEETING AND VOTING

1.

Why am I receiving these proxy materials?

Our board of directors is soliciting your proxy to vote at our 2013 annual meeting of stockholders because you owned shares of our common stock at the close of business on April 22, 2013, the record date for the annual meeting, and are therefore entitled to vote at the meeting. This proxy statement, along with a proxy card or a voting instruction card, is being made available to stockholders on or about April 23, 2013. This proxy statement summarizes the information that you need to know in order to cast your vote at the annual meeting. You do not need to attend the annual meeting in person to vote your shares.

2.

When and where will the annual meeting be held?

The annual meeting will be held at 10:00 a.m. Central Time on Monday, June 10, 2013, at The Houstonian Hotel located at 111 North Post Oak Lane, Houston, Texas 77024.

3.

What are the rules of admission to the Annual General Meeting if I attend in person?

Only shareholders of record as of April 22, 2013 (the record date) and their accompanied guests, or the holders of their valid proxies, will be permitted to attend.  If you plan to attend the meeting in person, please bring:

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valid governmental-issued picture identification, such as a driver’s license or a passport, which is required before being admitted to the meeting; and

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if you hold shares through a broker or nominee (i.e., in “street name”), proof of their beneficial ownership as of April 22, 2013, such as a brokerage statement showing your ownership as of that date.

4.

Who is soliciting my proxy?

Our board of directors is soliciting your proxy to vote on all matters scheduled to come before the 2013 annual meeting of stockholders, whether or not you attend in person. By completing and returning the proxy card or voting instruction card, or by transmitting your voting instructions via the internet, you are authorizing the proxy holders to vote your shares at our annual meeting as you have instructed.

5.

On what matters will I be voting? How does the board of directors recommend that I cast my vote?

At the annual meeting, you will be asked to elect our director nominees; approve, on an advisory basis, the compensation of our named executive officers; ratify the appointment of our independent registered public accounting firm; and consider any other matter that properly comes before the meeting.

Our board of directors unanimously recommends that you vote:

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FOR all of the director nominees;

•

FOR the approval, on an advisory basis, of the compensation of our named executive officers; and

•

FOR the ratification of the appointment of the independent registered public accounting firm.

We do not expect any matters to be presented for action at the meeting other than the matters described in this proxy statement. By signing and returning a proxy card, however, you will give to the persons named as proxies discretionary voting authority with respect to any other matter that may properly come before the annual meeting, and they intend to vote on any such other matter in accordance with their best judgment.

6.

How many votes may I cast?

You may cast one vote for every share of our common stock that you owned on April 22, 2013, the record date.

7.

How many shares are eligible to be voted?

As of the record date, we had 30,911,601 shares of common stock outstanding, each of which is entitled to one vote.

8.

How many shares must be present to hold the annual meeting?

Under Texas law and our by-laws, the presence in person or by proxy of a majority of the outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the annual meeting. The inspector of election will determine whether a quorum is present. If you are a beneficial owner (as defined below) of shares of our common stock and you do not instruct your bank, broker, trustee or other nominee how to vote your shares on any of the proposals, your shares will be counted as present at the annual meeting for purposes of determining whether a quorum exists. In addition, votes of stockholders of record who are present at the annual meeting in person or by proxy will be counted as present at the annual meeting for purposes of determining whether a quorum exists, whether or not such holder abstains from voting on any of the proposals.

9.

How do I vote?

Stockholders of Record.  If your shares are registered directly in your name with our transfer agent, Securities Transfer Corporation, you are the stockholder of record of those shares and these proxy materials have been made available or mailed to you by us. Your vote authorizes each of Thomas F. Cooke, Andrew C. Clifford and Michael O. Aldridge, as your proxies, each with the power to appoint his substitute, to represent and vote your shares as you directed.  In order to vote shares of which you are the record holder, you should complete, date and sign your proxy card and return it in the postage-paid envelope provided. Only the latest dated proxy received from you will be voted at the annual meeting. You may also vote in person at the annual meeting.

Beneficial Owners. If your shares are held in a stock brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker, trustee or nominee that is considered the owner of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or nominee on how to vote your shares via the internet or by telephone if the bank, broker, trustee or nominee offers these options or by signing and returning a proxy card. Your bank, broker, trustee or nominee will send you instructions for voting your shares. For a discussion of the rules regarding the voting of shares held by beneficial owners, please see the question below entitled “What happens if I don’t vote for a proposal? What is discretionary voting? What is a broker non-vote?”

10.

What happens if I don’t vote for a proposal? What is discretionary voting? What is a broker non-vote?

If you properly execute and return a proxy or voting instruction card, your shares will be voted as you specify. If you are a stockholder of record and you make no specifications on your proxy card, your shares will be voted in accordance with the recommendations of our board of directors, as provided above.

If you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any proposal for which your broker does not have discretionary authority to vote. Rules of the New York Stock Exchange (NYSE) determine whether proposals presented at stockholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your broker, bank or other holder of record is permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your broker, bank or other holder of record is not permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a non-discretionary proposal because the holder of record has not received voting instructions from the beneficial owner.

Under the rules of the NYSE, the proposal relating to the ratification of our independent registered public accounting firm is a discretionary proposal and all the other proposals are non-discretionary proposals. If you are a beneficial owner and you do not provide voting instructions to your bank, broker or other holder of record holding shares for you, your shares may be voted with respect to the ratification of our independent registered public accounting firm. Whereas, if you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to the election of directors or the compensation of our named executive officers. Without your voting instructions on these matters, a broker non-vote will occur with respect to your shares. Shares subject to broker non-votes will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of such matters to be presented at the annual meeting; however, such shares will be considered present at the annual meeting for purposes of determining the existence of a quorum.

11.

What vote is required, and how will my votes be counted, to elect directors and to adopt the other proposals?

Vote Required
		to Adopt the	Effect of	Effect of
Proposal	Voting Options	Proposal	Abstentions	Broker Non-Votes

No. 1: Election of directors	For or withhold on each nominee	Plurality of votes cast	No effect	No effect
No. 2: Approval, on an advisory basis, of the compensation of our named executive officers	For, against or abstain	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote thereon	Treated as votes against	No effect
No. 3: Ratification of independent registered public accounting firm	For, against or abstain	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote thereon	Treated as votes against	N/A

In elections, our directors are elected by a plurality of shares voted. Under our by-laws, all other matters require the affirmative vote of the holders of a majority of our common stock present in person or by proxy and entitled to vote thereon, except as otherwise provided by statute, our certificate of incorporation or our by-laws.

12.

Can I revoke or change my vote after I deliver my proxy?

Yes. Your proxy can be revoked or changed at any time before it is voted if you provide notice in writing to our corporate secretary before the annual meeting, if you timely provide to us another proxy with a later date or if you vote in person at the annual meeting or notify the corporate secretary in writing at the annual meeting of your wish to revoke your proxy.

13.

Who pays for soliciting proxies?

We pay all expenses incurred in connection with the solicitation of proxies for the annual meeting. We will request banks, brokers, and other intermediaries holding shares of our common stock beneficially owned by others to send this document to, and obtain proxies from, the beneficial owners and will reimburse holders for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitation by our directors, officers and employees. No additional compensation will be paid to directors, officers or employees for such solicitation efforts.

14.

Could other matters be considered and voted upon at the annual meeting?

Our board does not expect to bring any other matter before the annual meeting, and it is not aware of any other matter that may be considered at the meeting. In addition, pursuant to our by-laws, the time has elapsed for any stockholder to properly bring a matter before the meeting. However, if any other matter does properly come before the meeting, the proxy holders will vote the proxies in his or her discretion.

15.

What happens if the annual meeting is postponed or adjourned?

Unless a new record date is fixed, your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise indicated, the table below shows the amount of our common stock beneficially owned as of the record date, April 22, 2012, by (1) each person known to beneficially own more than 5% of our outstanding common stock, (2) each of our directors, nominees and executive officers listed in the Summary Compensation Table below (collectively, the named executive officers), and (3) all directors and executive officers as a group.

			Number of Shares	Total Number of
	Number of Shares		Subject to	Shares
	Not Subject to		Exercisable Warrants	Beneficially	Percent of
Name of Beneficial Owner	Options		and Options (1)	Owned (1)	Class (1)(2)

Thomas F. Cooke	6,140,422	(3)	—	6,140,422	19.9%
GSO Capital Partners (4)	4,800,000		—	4,800,000	15.5%
Macquarie Americas Corp. (5)	3,300,000		—	3,300,000	10.7%
Andrew C. Clifford	2,635,059	(6)	—	2,635,059	8.5%
Michael O. Aldridge	20,000		50,000	70,000	*
Brian Daigle	60,000		86,666	146,666	*
John W. Rhea, IV	14,909	(7)	35,000	49,909	*
Kevin M. Smith	203,473	(8)	130,000	333,473	1.1%
Rex H. White, Jr.	52,500		130,000	182,500	*
Randal McDonald	—		10,000	10,000	*
Directors and executive officers as a group (8 persons) (3) (6) (7) (8)	9,126,363		441,666	9,568,029	30.5%

*	Ownership is less than 1%.

(1)	Reflects our common stock that could be acquired within sixty days of the record date upon the exercise of outstanding warrants and options.

(2)	Based on 30,911,601 shares of our common stock outstanding as of April 22, 2013.

(3)	Includes 104,148 shares held by Mr. Cooke’s spouse, as to which he disclaims beneficial ownership.

(4)

Address is 345 Park Avenue, New York, NY 10154. Based on a Schedule 13G, Amendment No. 1, filed with the SEC on February 14, 2013. Blackstone/GSO Capital Solutions Fund L.P. and Blackstone/GSO Capital Solutions Overseas Master Fund L.P. (collectively, the “GSO Funds”) respectively hold 3,578,781 and 1,221,219 shares of our common stock. Blackstone/GSO Capital Solutions Associates LLC is the general partner of Blackstone/GSO Capital Solutions Fund LP. GSO Holdings I LLC is the managing member of Blackstone/GSO Capital Solutions Associates LLC. GSO Capital Partners LP is the investment manager of Blackstone/GSO Capital Solutions Overseas Master Fund L.P., and in that respect holds discretionary investment authority for, and may be deemed to be the beneficial owner of the shares held by, Blackstone/GSO Capital Solutions Overseas Master Fund L.P. GSO Advisor Holdings L.L.C. is the general partner of GSO Capital Partners LP. Blackstone Holdings I L.P. is the sole member of each of GSO Holdings I LLC and GSO Advisor Holdings L.L.C. Blackstone Holdings I/II GP Inc. is the general partner of Blackstone Holdings I L.P. The Blackstone Group L.P. is the controlling shareholder of Blackstone Holdings I/II GP Inc. Blackstone Group Management L.L.C. is the general partner of The Blackstone Group L.P. Stephen A. Schwarzman is the founding member of Blackstone Group Management L.L.C. In addition, each of Bennett J. Goodman, J. Albert Smith III and Douglas I. Ostrover, each of whom serves as an executive of GSO Holdings I LLC, which is an affiliate of Blackstone/GSO Capital Solutions Associates LLC, may have shared investment control with respect to the common stock held by the GSO Funds.

(5)	Address is 125 W. 55th Street, 22nd Floor, New York, NY. Based on a Schedule 13D filed with the SEC on July 24, 2008 by Macquarie Americas Corp.

(6)

Includes (a) 2,500,000 shares held by held by CPK Resources, LLC of which Mr. Clifford is the principal officer and owner, (b) 5,886 shares held by Mr. Clifford’s SEP-IRA, and (c) 4,173 shares held by the SEP-IRA of Mr. Clifford’s spouse, as to which he disclaims beneficial ownership.

(7)	All shares are pledged as collateral to secure amounts borrowed in a broker margin account.

(8)	Includes 20,000 shares held by Mr. Smith’s spouse, as to which he disclaims beneficial ownership.

PROPOSAL 1

ELECTION OF DIRECTORS

In accordance with our by-laws, our board of directors has fixed the current number of directors at five. The terms of all of our directors expire at the 2013 annual meeting of stockholders. Upon the recommendation of our independent directors, our board has nominated each of Messrs. Cooke, Clifford, Rhea, Smith and White to serve a one-year term. The persons named as proxies in the enclosed form of proxy intend to vote your proxy for the election of each such director, unless otherwise directed. If, contrary to our expectations, a nominee should become unavailable for any reason, your proxy will be voted for a substitute nominee designated by our board, unless otherwise directed.

Information About Director Nominees

The table below provides certain information as of April 22, 2013, with respect to each director nominee. The biographies of each of the director nominees below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused our independent directors and our board to determine that the person should be nominated to serve as a director for the company in 2013. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

Name of Director Nominee	Principal Occupation, Business Experience and Other Directorships

Thomas F. Cooke Age: 64 Director Since 1996

Chairman of our board and Chief Executive Officer from 1996 to present. President of the company from 1996 to 2007.

Mr. Cooke is co-founder of our company and has extensive experience with respect to our business, having led the company’s efforts to acquire all of its current properties, making him uniquely qualified to lead our board. Mr. Cooke has more than 30 years of experience as an independent oil and gas operator enabling him to guide the company’s business strategy, particularly with respect to financing and operating activities.

Andrew C. Clifford Age: 58 Director Since 2007

President and a director of our company since 2007.  Co-founder and Executive Vice President of Aurora Gas, LLC, an independent gas developer and producer from 1998 to 2007.  Previously, Mr. Clifford served as Vice President of Exploration for BHP Petroleum and as a Senior Geophysicist for BHP Petroleum, Kuwait Foreign Petroleum and Esso Exploration.  Mr. Clifford holds a B.Sc., with honors, in Geology with Geophysics from London University and is a frequent speaker and published author on a variety of energy industry topics.

Mr. Clifford brings over 30 years of energy industry experience to the board of directors having served as a petroleum geologist/geophysicist throughout the United States and around the world.  Having many years of experience in management, asset evaluation and operations at major oil and gas companies and independent oil and gas companies and having led the evaluation that led to the company’s acquisition of its principal properties, Mr. Clifford brings to the board an in-depth knowledge and perspective regarding strategic and operational opportunities and challenges facing the company.

Kevin M. Smith Age: 68 Director Since 1997

Owner and principal, Kevin M. Smith, Inc., a geophysical consulting firm, since 1984.  Mr. Smith holds a B.S. in Geology and Geophysics from the University of Houston.

Mr. Smith brings over 35 years of experience as an exploration geophysicist.  With his background in geology and geophysics and having served as a director of the company for more than a decade, Mr. Smith brings significant experience in prospect evaluation and a unique understanding of the company’s business to our board of directors.

John W. Rhea, IV Age: 60 Director Since 2011

Owner and principal, J.W. Rhea & Associates, a petroleum exploration consulting firm, since 2009.  Mr. Rhea served as a Director, and in various executive positions including Chief Executive Officer, Chief Operating Officer and President, of Latitude Solutions, Inc. from July 2012 to November 2012. Latitude Solutions filed for protection under Chapter 7 of the U.S. Bankruptcy Code in November 2012. Mr. Rhea served as President, Chief Executive Officer and a Director, Gulf Energy Exploration Corp., a privately held oil and gas exploration and production company with principal operations in the Transition Zone offshore Texas, from 2006 to 2009.  Mr. Rhea holds a B.S.M.E. in Engineering from the University of Texas.

Mr. Rhea brings over 35 years of domestic and international business, financial and engineering experience in all phases of the upstream oil and gas industry. His reserve engineering, financial modeling, prospect generation and broad energy industry experience make him a valuable member of our board of directors.

Rex H. White, Jr. Age: 80 Director Since 2006

Owner and principal, Rex H. White, Jr., Attorney at Law, a Board Certified Oil, Gas and Mineral Law attorney.  Previously, Mr. White worked as a petroleum geologist/geophysicist for approximately 10 years.  Mr. White holds a B.S. in Geology, an M.A. in Geology with a minor in Petroleum Engineering and an L.L.B. all from the University of Texas.

Mr. White brings more than 50 years of energy industry experience as an oil and gas attorney and practicing geologist.  With his many decades of experience in the field, addressing legal and regulatory matters and representing clients in all phases of the energy industry, Mr. White brings valuable insight to our board of directors.

Involvement in Certain Legal Proceedings

Messrs. Cooke, Clifford, Smith and White were each directors of our company, and Messrs. Cooke and Clifford were officers of our company, at the time of our filing for protection under Chapter 11 of the U.S. Bankruptcy Code in March 2009.  We exited bankruptcy with our assets and equity intact in May 2010.

Vote Required to Elect Director Nominees

Under our articles of incorporation, directors are elected by a plurality vote, with the five director nominees who receive the most votes being elected.

Any vacancies on our board may be filled by a majority of the directors then in office. Each director elected in this manner will hold office until his or her successor is elected and duly qualified.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE DIRECTOR NOMINEES LISTED ABOVE.

In considering your vote with respect to the election of directors pursuant to Proposal 1, you should consider the discussions of “Compensation” and “Corporate Governance” and the other discussions contained in this Proxy Statement.

PROPOSAL 2

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC. This vote is not intended to address any specific compensation arrangement or amount, but rather the overall compensation of our named executive officers and our compensation philosophy and practices as disclosed under the “Compensation Discussion and Analysis” and “Executive and Director Compensation” sections of this proxy statement. This disclosure includes the compensation tables and narrative discussion following the compensation tables. Stockholders are asked to vote on the following resolution:

RESOLVED, that the stockholders of Saratoga Resources, Inc. (the Company) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2013 annual meeting of stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission.

We understand that our executive compensation practices are important to our stockholders. Our core executive compensation philosophy continues to be based on pay for performance, and we believe that our executive compensation program is strongly aligned with the long-term interests of our stockholders. In considering how to vote on this proposal, we encourage you to review all of the relevant information in this proxy statement —the compensation discussion and analysis, the compensation tables and the narrative discussion following the compensation tables regarding our executive compensation program.

Although this advisory vote, commonly referred to as a “say-on-pay” vote, is not binding, our board and our corporate personnel committee value the opinion of our stockholders and will consider the outcome of the vote when evaluating our executive compensation program.

Vote Required to Approve, on an Advisory Basis, the Compensation of Our Named Executive Officers

Approval of this proposal requires the affirmative vote of a majority of the common stock present in person or by proxy and entitled to vote. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board, on the recommendation of the audit committee, has selected the firm of MaloneBailey, LLP as our registered public accounting firm for fiscal 2013. MaloneBailey, LLP has served as our registered public accounting firm since 2008.  Although stockholder approval of the board’s selection of MaloneBailey, LLP is not required by law, the board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, the board will reconsider its selection of MaloneBailey, LLP.

Representatives of MaloneBailey, LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Vote Required to Ratify the Appointment of our Independent Registered Public Accounting Firm

Approval of this proposal requires the affirmative vote of a majority of the common stock present in person or by proxy and entitled to vote. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MALONEBAILEY, LLP AS OUR INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

In considering your vote with respect to the ratification of our selection of MaloneBailey, LLP as our registered public accounting firm pursuant to Proposal 3, you should consider the discussion of “Relationship with Independent Registered Public Accounting Firm” and the other discussions contained in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Operations and Executive Compensation During 2012

Our operations are focused on management of our existing asset base and strategic acquisition of additional assets all with a view to growing our proved reserves and production rates while managing operating costs and maximizing operating cash flows.

In establishing executive compensation, we take into consideration unique aspects of our operations and financial situation which present challenges to be managed and overcome by our management team.  In particular, our management team is faced with challenges associated with operations in the coastal transition zone of South Louisiana, management of a large number of mature fields and wells, financial obstacles arising from limited financial resources and lack of a revolving bank facility and continued weak natural gas prices in the U.S.

In evaluating the payment of discretionary bonuses during 2012 relating to 2011 operations and fixing 2012 base salaries and potential bonuses, our compensation committee, with input from our Chief Executive Officer, considered performance and achievements during 2011, including but not limited to the following factors: (1) efforts of management to refinance maturing debt and secure fresh capital which resulted in the receipt of $127.5 million of new debt financing and approximately $35.0 million of new equity; (2) resumption and acceleration of our drilling, development and infrastructure upgrade and maintenance program which had been curtailed for several years due to lack of outside financing; (3) an increase in the company’s profile in the investment community, including listing on the NYSE MKT, increased analyst coverage, increased trading volumes in our common stock and appearance at multiple industry and investment conferences; (4) strengthening and increased depth in our management and operating team; and (5) positioning of our company as a player in the emerging development of deep reserves in the shallow waters of the Gulf of Mexico.  As a result of those efforts, from January 1, 2011 to January 1, 2012, (1) our market capitalization increased by over 200%; (2) our daily production rate increased, on a barrel of oil equivalent (BOE) basis, by approximately 25.7%; (3) our proved reserves increased by approximately 1.0 million BOE; and (4) our EBITDAX increased by approximately 63%.

While the accomplishments of 2011 reflected efforts of our entire management and operations team, our compensation committee acknowledged the unique contributions of our chief executive officer and our president who, together, (1) provided strategic vision underlying those accomplishments; (2) accepted sub-market pay during periods in which we operated in a cash constrained environment; and (3) received no stock options or other equity awards during cash constrained periods.  As a result of such considerations, and in recognition that total compensation to our chief executive officer and president was well below average compensation of similar executives in our peer group, in March 2012, our compensation committee approved one-time cash bonuses relating to 2011 of $100,000 to both our chief executive officer and our president and of $10,000 to our Vice President of Operations.

Our compensation committee, during 2012, adopted a formal cash incentive plan designed to provide for the payment of annual company-wide bonuses based on the measurable achievements of our company.  Under the plan, target and minimum performance criteria, and potential bonuses, were set with respect to 2012 performance.  As discussed further below, 2012 operating performance and results were significantly and adversely impacted by the effects of Hurricane Isaac which resulted in production being shut-in 100% for a period of 17 days, reduced production over substantially all of the fourth quarter as production was brought back on line and deferral of a number of development and other projects originally scheduled to occur during 2012.

Role of the Compensation Committee, its Consultants and Management

Our Compensation Committee, which is composed entirely of independent directors, has responsibility for establishing, implementing and monitoring all facets of the compensation of our executive officers.  Our chief executive officer also plays an important role in the executive compensation process, in overseeing the performance and dynamics of the executive team and generally keeping the Compensation Committee informed of business objectives and performance and providing recommendations regarding compensation across the company.

The Committee may retain independent compensation consultants and/or legal counsel to consult and advise with respect to the development and administration of compensation policies and practices and in establishing specific compensation arrangements, performance metrics and other related matters.  In prior years, our company consulted with compensation advisors in determining peer groups and analyzing peer compensation practices.  During 2012, the Committee did not engage independent compensation consultants but developed compensation arrangements with input from our chief executive officer and legal counsel.  The Committee considers such input but retains the sole authority to approve, or may recommend to the full board approval of, all compensation arrangements with our executive officers, including compensation levels, performance metrics, bonuses, equity awards and the mix of compensation components. In determining all compensation matters with respect to our chief executive officer, the Committee will discuss all relevant considerations with the chief executive officer and such advisors as the Committee deems appropriate but the chief executive officer is not present during the Committee’s deliberations or final determination of his compensation.

During 2012, the Committee met two times. The Committee operates in accordance with its charter which sets forth its powers and responsibilities.  A copy of the charter of the Committee, which was established in 2008, can be viewed on our website: www.saratogaresources.com/corporategovernance.

Objectives and Philosophy of Compensation Program

Our compensation program is designed to attract and retain key employees, motivating them to achieve and rewarding them for superior performance by providing a competitive package through a combination of base salary, cash bonuses, equity incentives and other perquisites and benefits. Philosophically, our executive compensation program is designed to provide adequate, but not excessive, base compensation to allow our executives to focus on achieving our corporate goals without the allure of, or financial need to seek, more lucrative base pay opportunities elsewhere while making available bonus opportunities and equity participation that offer both direct rewards for recognized superior performance, at both the corporate and individual levels, and opportunities for wealth creation associated with increased shareholder value. The ultimate objective of our program is to increase shareholder value by providing executives with appropriate incentives to achieve our business objectives.

In addition to considering our operating and financial performance, our compensation committee also takes into account prevailing compensation practices within our industry.  Shaped in part by our conservative cash management policy, which is influenced by financing of our development program through cash flow in the absence of a revolving credit facility, our compensation committee has historically, and in 2012, fixed base salary levels at the low end of our peer group and targeted the payment of cash bonuses to bring total compensation of senior management to near the 50th percentile of our peer group, although we do not benchmark against our peer group, instead simply using our peer group as a point of reference.

To facilitate the formulation and monitoring of our compensation program, the Compensation Committee, in conjunction with the 2009 retention of Grant Thornton LLP, developed a list of “peer companies” and tracks the compensation programs of our peers as well as throughout the broader energy market.

Our list of peer companies is periodically reviewed and updated by the Compensation Committee, with input from management, and consists of other public oil and natural gas exploration and production companies operating in South Louisiana and of similar market capitalization and revenue levels against whom we compete for executive talent.

In fixing 2012 compensation levels, we reviewed publicly disclosed compensation for 2011 of the following peer companies:

ATP Oil & Gas Corp. Callon Petroleum Co. Energy Partners Ltd McMoran Exploration Co.	Energy XXI LTD Stone Energy Corp. W&T Offshore, Inc.

Since our company is not the same size and does not have the complexity of operations as most of the peer companies, the Compensation Committee uses the peer group comparison as a tool while considering many other factors.

While we do not think it is appropriate to establish compensation based solely on benchmarking compared to our peer companies, we believe that this practice is useful for two reasons. First, our compensation practices must be competitive in order to attract and retain executives with the ability and experience necessary to provide leadership and to deliver strong performance to our shareholders. Second, comparison to our peer companies allows us to assess the reasonableness of our compensation practices. This process allows us to achieve one of our primary objectives of maintaining competitive compensation to ensure retention when justified and rewarding the achievement of company objectives so as to align with shareholder interest.

Elements of our Compensation Plan and Why We Chose the Character and Amount of Each

Elements of compensation for our executives presently include salary and periodic cash bonuses and equity compensation in the form of stock option grants as well as participation in broad based benefit plans available to all employees, including health, disability and life insurance.

We do not set targets for the mix of compensation among the various elements when determining compensation awards. The mix of value attributable to each of the elements of compensation is generally driven by the company’s desire to emphasize variable compensation, such as cash bonus and long-term incentives, over fixed compensation such as base salary and benefits. We believe that this approach to compensation allocation supports our culture of entrepreneurial performance and reflects our conservative approach to cash management where as much as one-half of an executive’s potential cash compensation takes the form of performance based cash bonuses.

Other than for certain perquisites and benefits that are provided to all of our executive officers, individual performance has a significant impact on determining each compensation component. Each individual executive officer’s annual performance is measured based on a thorough review of his contributions to our business results for the year and the long-term impact of the individual’s behavior and decisions.

Base Salaries. The base salaries of the executive officers are reviewed annually by the Compensation Committee and future salary adjustments, if any, are approved, or recommended to the Board for final approval. The Compensation Committee considers various factors, including:

•

overall responsibilities of the executive officers;

•

scope, level of experience and experience required to successfully execute the executive officer’s position with the Company;

•

demonstrated individual performance of the executive officer; and

•

recommendations of the Chief Executive Officer with respect to other executive officers.

Based on these factors and considerations, in March 2012, the Committee established the annual base salary for the Chief Executive Officer at $305,000 for balance of calendar 2012. Base salaries for the balance of 2012 established for the other executive officers were: Andrew Clifford—$305,000; Michael Aldridge—$250,000; Brian Daigle—$190,000; and Randal McDonald—$160,000. Salaries levels were unchanged from 2011 levels for each of the executive officers other than Brian Daigle, whose salary was increased by5.5%.

Annual Cash Bonuses. As noted, in March 2012, the Compensation Committee approved bonuses relative to 2011 performance in the amount of $100,000 to each of our chief executive officer and our president and in the amount of $10,000 to our Vice President – Operations.

Also, in March 2012, the Compensation Committee adopted an Annual Incentive Plan pursuant to which the Committee, on an annual basis, establishes potential bonus payments for eligible employees based on performance criteria established each year by the Committee.  Under the plan, the Committee has broad discretion in selecting employees eligible to participate in the plan, maximum bonuses based on tier assignments made by the Committee and determined as a percentage of base salary, the maximum portion, if any, of bonuses that may be paid in equity as opposed to cash and the maximum vesting periods with respect to any such portion of a bonus paid in equity, and the minimum and target performance criteria that must be attained.  The Committee retains discretion to establish individual, team and company-wide performance criteria and to adjust bonuses payable under the plan although such bonuses may not exceed the maximum bonus as a percentage of base salary as selected annually by the Committee.

In March 2012, at the same time as the Annual Incentive Plan was adopted, the Compensation Committee adopted the 2012 Annual Incentive Program.  Given the focus of our operations in a single geographic region and a relatively small number of properties, as well as the small size of our company, the Compensation Committee established only company performance metrics for 2012 and no individual or team performance metrics were established.

The performance metrics established by the Compensation Committee relative to 2012 performance and the payment of cash bonuses with respect thereto focused on three key performance metrics, production growth, reserve growth and earnings before interest, taxes, depreciation and amortization (“EBITDA”) growth, each of which was assigned a 20% weighting, and a discretionary component which was assigned a 40% weighting.

The objective performance metrics for fiscal 2012 were as follows:

Performance Metric	Minimum Performance	Target Performance
Production Growth	0%	60%
Proven Reserve Growth	0%	10%
EBITDA Growth	25%	45%

Production growth was measurable on a barrel of oil equivalent (“BOE”) basis comparing 2012 total production to 2011 total production and proven reserve growth was measurable on a BOE basis comparing year-end 2012 proven reserves to year-end 2011 proven reserves.

The Compensation Committee believes that combining the metrics of production growth, reserve growth and EBITDA growth promotes growth of shareholder value by balancing the short term benefits of production growth against the long term benefits of proven reserve growth.  The Committee believes that this balanced approach encourages prudent management of reserves without rewarding executives for taking risks beyond those inherent in the oil and gas exploration and production business.

The discretionary component of the 2012 Annual Incentive Program permits the Compensation Committee to consider a broad range of factors, including objective measures of financial performance as well as broader more subjective indicators of performance such as achievement of critical milestones and obstacles overcome.

An evaluation of performance versus performance metrics is undertaken by the Compensation Committee and bonuses are paid with respect to each fiscal year no later than 2½ months after the fiscal year end.  In February 2013, the Compensation Committee reviewed performance during 2012 versus performance metrics in the 2012 Annual Incentive Program.  In evaluating 2012 performance versus the 2012 Annual Incentive Program, the Committee determined that (i) 30% of target production growth had been achieved based on an increase in total production of 18%; and (ii) minimum performance targets for proven reserve growth and EBITDA growth had not been attained.  Additionally, the Committee determined that 10% out of a possible 40% credit for satisfaction of the discretionary component of 2012 performance had been met based on the effects of Hurricane Isaac which adversely impacted satisfaction of each of the objective performance metrics and which was beyond the control of our employees and also reflected the substantial efforts of our team in bringing production back on line following the hurricane.

Maximum bonuses payable under the 2012 Annual Incentive Program ranged from 60% to 100% of base salary of our executive officers, with the maximum bonus payable to our chief executive officer being 100% of base salary. As a result of the Compensation Committee’s evaluation of performance versus the 2012 Annual Incentive Program, our executive officers received cash bonus payments, and were eligible to receive maximum potential bonuses, as follows:

Name	Position	Maximum Possible Bonus ($)	Bonus Paid ($)
Thomas F. Cooke	Chief Executive Officer	305,000	37,438
Andrew C. Clifford	President	305,000	37,438
Michael O. Aldridge	Chief Financial Officer	200,000	24,550
Brian Daigle	Vice President – Operations	152,000	18,658
Randal McDonald	Controller	96,000	11,784

Long-Term Equity Based Compensation.  Our executive officers, along with other employees, are eligible to receive stock-based awards under our 2011Omnibus Incentive Plan.  In addition to attracting and retaining executive officers and other employees, awards under the 2011 Plan are intended to provide motivation to achieve long-range goals and to align the interests of our executive officers and employees with our shareholders through participation in increases in shareholder value in the form of stock appreciation.

The 2011 Plan is administered by the Compensation Committee. Historically, the Compensation Committee has granted stock options at the time of hire of employees and periodically thereafter, taking into account the existing equity holdings of employees and their opportunity to realize value.  All option grants to executive officers to date include time-based vesting provisions wherein unvested options are generally forfeited if employment is terminated prior to full vesting. Absent significant events or milestones, the Compensation Committee has historically abstained from making annual grants, instead opting in favor of grants that vest over a designated period with additional grants being considered only after existing grants have become fully vested.

In fixing the amounts and terms of equity grants, the Compensation Committee has historically considered the recommendations of the Chief Executive Officer and broad considerations relative the total equity awards held and their associated incentive value as well as known equity grant practices within our industry. The Compensation Committee has not historically sought to target specific dollar value of equity awards, whether measured by Black-Scholes value or otherwise.

During 2012, the Compensation Committee approved no new equity grants to executive officers.  In making that determination, as supported by the recommendation of the Chief Executive Officer, the Compensation Committee considered the existing equity holdings of the Chief Executive Officer and the President and determined that the objectives associated with equity grants would not be furthered as each was already a significant shareholder of the company and would neither be more closely aligned with shareholders nor further incented to achieve company objectives by grants of further equity.  Regarding other executive officers, the decision to abstain from making additional equity grants during 2012 reflected the fact that each such executive officer already held equity awards that remained subject to vesting requirements.  For a description of outstanding equity awards held by named executive officers at year-end, see “Executive and Director Compensation – Outstanding Equity Awards at December 31, 2012” below.

In the future, the Compensation Committee may, but is not committed to, consider equity awards to the Chief Executive Officer and President, more or less frequent equity awards to executive officers, use of equity awards other than options and fixing the size and terms of equity grants to achieve certain dollar values, each as the committee determines appropriate to achieve its objectives in administering the 2011 Plan.

Executive Benefits and Perquisites.  Our executive officers are eligible for the same benefits made available to our other full-time employees, including our Section 401(k) plan, health care plan, life insurance plan and other welfare benefit programs.  Additionally, our Chief Executive Officer and President each receive an auto allowance relating to their use of their personal automobiles consisting of reimbursement of lease or note payments on their automobiles in a monthly amount not to exceed $700, payment of actual fuel costs associated with the business use of their automobiles and payment of their repair and maintenance costs with respect to their automobiles.

Employment Agreements

Thomas F. Cooke. In October 2007, we entered into an employment agreement with Thomas F. Cooke pursuant to which Mr. Cooke serves as our Chairman and Chief Executive Officer. The employment agreement provides for an annual salary, participation in all of our executive benefit programs and discretionary raises and bonuses as determined by our board of directors. The employment agreement provided for an initial term of three years with automatic one year renewals thereafter unless we notify Mr. Cooke of our intent not to renew the employment agreement.  The current term of the employment agreement expires in October 2013, subject to the automatic renewal provision, and the current annual salary under the employment agreement is $305,000.

Andrew C. Clifford. In October 2007, we entered into an employment agreement with Andy Clifford pursuant to which Mr. Clifford serves as our President.  The employment agreement provides for an annual salary, participation in all of our executive benefit programs and discretionary raises and bonuses as determined by our board of directors and an initial restricted stock grant.  The employment agreement provided for an initial term of three years with automatic one year renewals thereafter unless we notify Mr. Clifford of our intent not to renew the employment agreement.  The current term of the employment agreement expires in October 2013, subject to the automatic renewal provision, and the current annual salary under the employment agreement is $305,000.

Severance and Change-in-Control Arrangements

At December 31, 2012, in addition to employment agreements with Messrs. Cooke and Clifford, we were party to employment offer letters with our various named executive officers.

Included in our employment agreements and employment offer letters are certain severance and change-in-control provisions.

Severance Arrangements.  Pursuant to the terms of our employment agreements with Messrs. Cooke and Clifford, in the event of termination of employment without cause, the employee is entitled to continued payment of salary and healthcare benefits until the earlier of twelve months after termination or until such time as the employee commences other employment with total compensation in an amount not less than the employee’s salary on termination by Saratoga.

Change-in-Control Arrangements.  Pursuant to the terms of Michael Aldridge’s employment offer letter, if, within two years of his commencement of employment, Saratoga is subject to a change-in-control and, within one year of such change-in-control, Mr. Aldridge’s employment is terminated by Saratoga on an involuntary basis and without cause, Mr. Aldridge will be entitled to a lump sum severance payment equal to seven month’s salary at the time of termination.  Were a change-in-control to occur on or before October 31, 2013 (two years from the commencement of employment of Mr. Aldridge) and Mr. Aldridge’s employment terminated without cause within one year thereafter, Mr. Aldridge would be entitled to a change-in-control severance payment of $145,833.

Our 2011 Omnibus Incentive Plan includes a change-in-control provision wherein, absent contrary language in a specific award, each award subject to vesting provisions shall vest fully, and any forfeiture provisions and restrictions shall lapse and performance conditions shall be deemed fully achieved, in the event employment is terminated by Saratoga without cause, or by the employee with good reason, within two years following a change-in-control.

Other Compensation Matters

Tax Deductibility. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 annually paid to any of our executive officers, unless the compensation qualifies as performance-based compensation. As our compensation levels are well below this level, Section 162(m) is a non-factor in fixing compensation.

Adjustment or Recovery of Awards upon Restatement of Company Performance. We do not have a formal policy requiring named executive officers to return cash and equity incentive awards if the relevant performance targets upon which the awards are based are ever restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Stock Ownership Guidelines. We do not have stock ownership guidelines for named executive officers or directors.

Risk.  The Compensation Committee has determined that the structure of our compensation program for executive officers does not incentivize unnecessary or excessive risk taking.  The base salary component of compensation is fixed in amount and, therefore, does not encourage risk taking.  The performance incentive program balances short-term incentives associated with production growth with long-term incentives associated with reserve growth in a manner that the committee believes minimizes excessive risk taking.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
Rex H. White, Jr.—Chair
J.W. Bill Rhea, IV
Kevin M. Smith

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Executive Compensation Table

The table below summarizes the total compensation paid to or earned by our named executive officers for each of the three years ended December 31, 2012.

				Stock	Option	All Other
Name and Principal Position	Year	Salary	Bonus (1)	Awards	Awards(2)	Compensation(3)	Total
Thomas F. Cooke	2012	$305,000	$37,438	$—	$—	$19,775	$362,213
Chairman of the Board and	2011	305,000	175,000	—	—	8,333	488,333
Chief Executive Officer	2010	258,125	55,000	—	—	8,333	321,458
Andrew C. Clifford	2012	305,000	37,438	—	—	33,373	375,811
President	2011	305,000	175,000	—	—	28,439	508,439
	2010	258,125	55,000	—	—	20,916	334,041
Michael O. Aldridge (4)	2012	250,000	24,550	—	—	10,000	284,550
Executive Vice President and	2011	42,629	—	—	687,750	31,705	762,084
Chief Financial Officer	2010	—	—	—	—	—	—
Brian Daigle	2012	187,500	18,658	—	—	7,503	213,661
Vice President – Operations	2011	180,000	25,000	—	—	8,420	213,420
	2010	165,000	—	—	241,200	6,352	412,552
Randal McDonald (5)	2012	160,000	11,784	—	—	6,400	178,184
Controller	2011	15,179	1,300	—	138,600	585	155,664
	2010	—	—	—	—	—	—

(1)

Bonuses include amounts attributable to a fiscal year even though paid after year end.

(2)

The amounts reported in the “Option Awards” Column reflect the grant date fair value of the options granted to the named executive officers in the year reflected, determined using the Black-Scholes option model. For information relating to the assumptions made by us in valuing the option awards made to our named executive officers in fiscal year 2012, refer to Note 11 of our financial statements in our annual report on Form 10-K for the year ended December 31, 2012.

(3)

All other compensation consists of:

Name	Year	Auto Allowance	401k Plan Contribution	Moving Allowance

Thomas F. Cooke	2012	$19,775	$—	$—
	2011	8,333	—	—
	2010	8,333	—	—
Andrew C. Clifford	2012	17,167	16,206	—
	2011	8,333	20,106	—
	2010	8,333	20,528	—
Michael O. Aldridge	2012	—	10,000	—
	2011	—	1,705	30,000
Brian Daigle	2012	—	7,503	—
	2011	—	8,420	—
	2010	—	6,352	—
Randal McDonald	2012	—	6,400
	2011	—	585

(4)

Mr. Aldridge commenced employment as our Executive Vice President and Chief Financial Officer on October 31, 2011.

(5)

Mr. McDonald commenced employment as our Controller on November 28, 2011.

Narrative Discussion of Executive Compensation Table

Bonus payments during 2012 were performance based bonuses paid pursuant to the 2012 Annual Incentive Program.  No stock awards or options were granted to named executive officers during 2012.

Outstanding Equity Awards at December 31, 2012

		Option Awards				Stock Awards
						Equity Incentive	Equity Incentive
						Plan Awards:	Plan Awards:
						Number of	Market or Payout
		Number of	Number of			Unearned	Value of
		Securities	Securities			Shares, Units or	Unearned Shares,
		Underlying	Underlying	Option	Option	Other Rights	Units or Other
	Grant	Unexercised Options	Unexercised Options	Exercise	Expiration	That Have Not	Rights That Have
Name	Date	Exercisable	Unexercisable	Price	Date	Vested	Not Vested

Michael Aldridge	10/31/11	50,000	100,000 (1)	$4.585	10/31/18	—	$—
Brian Daigle	07/01/10	26,667	13,333 (1)	1.530	07/01/20	—	—
	04/14/10	60,000	—	3.000	04/14/20	—	—
Randal McDonald	11/28/11	10,000	20,000 (1)	4.620	11/28/18	—	—

(1)

The stock options become exercisable in 1/3 annual increments on each of the first three anniversaries of the date of grant. The stock options will become immediately exercisable in their entirety in the event of certain changes in control.

Director Compensation

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our board. In setting director compensation, we consider the significant amount of time directors dedicate in fulfilling their duties as directors as well as the skill-level required by the company to be an effective member of our board. The form and amount of director compensation is reviewed by our compensation committee, which makes recommendations to the full board.

Effective November 2012, each non-employee director receives an annual fee of $10,000 and committee chairs receive an annual fee of $6,000 for the audit committee and $4,000 for all other committees, each of which fees is payable in two semi-annual installments.  Prior to November 2012, each non-employee director received an annual fee of $6,000 and committee chairs received an annual fee of $4,000 for the audit committee and $2,000 for all other committees, each of which was payable in quarterly installments. Each non-employee director is reimbursed for reasonable out-of-pocket expenses incurred in attending such meetings.   Additionally, upon initial appoint or election as a director and annually upon reelection as a director, non-employee directors are granted stock options to purchase 35,000 shares of our common stock at the then fair market value.  Under our present director compensation program, option grants expire on the seventh anniversary of the grant date and vest 50% on the date of grant and 50% on the first anniversary of the date of grant.

The table below summarizes the total compensation paid to or earned by our non-management directors during 2012. The amounts included in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value, and do not necessarily equate to the income that will ultimately be realized by the director for these awards.

	Fees Earned or Paid	Stock	Option	All Other
Name of Director	in Cash	Awards	Awards(1)	Compensation	Total

John W. Rhea, IV	$13,000	$—	$231,700	—	$244,700
Kevin M. Smith	9,500	—	231,700	—	241,200
Rex H. White, Jr.	13,000	—	231,700	—	244,700

(1)

Amounts reflect the aggregate grant date fair value of the option awards (options). The Black-Scholes option model was used to determine the grant date fair value of the options that we granted to the directors. For information relating to the assumptions made by us in valuing the option awards made to our non-management directors in fiscal year 2012, refer to Note 11 of our financial statements in our annual report on Form 10-K for the year ended December 31, 2012. On June 18, 2012, each non-management director serving at the time was granted options to purchase an aggregate 35,000 shares of our common stock. The options that were granted had a grant date fair value of $6.62 per option using the Black-Scholes option model.

As of December 31, 2012, each director had the following number of options outstanding: Mr. Rhea, 35,000; Mr. Smith, 130,000; and, Mr. White, 130,000.

CORPORATE GOVERNANCE

Corporate Governance Guidelines; Ethics and Business Conduct Policy

Our corporate governance guidelines and our ethics and business conduct policy are available at www.saratogaresources.com under “Corporate Governance” and are available in print upon request. Amendments to or waivers of the ethics and business conduct policy granted to any of our directors or executive officers will be published promptly on our web site.

Board Composition and Meeting Attendance

As of the date of this proxy statement, our board consists of five members.

Our board of directors held four meetings during 2012. During 2012, each of our directors attended at least 75% of the aggregate of the total number of meetings of the board and the total number of meetings held by each committee of the board on which each such director served.

Directors are invited but not required to attend annual meetings of our stockholders.  All of our directors attended our 2012 annual meeting of stockholders.

Board Independence

On the basis of information solicited from each director, our board has affirmatively determined that each of Messrs. Rhea, White and Smith has no material relationship with the company and is independent within the meaning of our corporate governance guidelines, which comply with the applicable NYSE MKT listing standards and SEC rules. In making this determination, the board, with assistance from the company’s legal counsel, evaluated responses to a questionnaire completed annually by each director regarding relationships and possible conflicts of interest between each director, the company and management. In its review of director independence, the board considered all commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships any director may have with the company or management.

Board Committees

Our board has two standing committees: an audit committee and a compensation committee.  The composition and other information relating to the functioning of those committees is summarized as follows:

Audit Committee

The audit committee is composed of three directors, Mr. Rhea, Chairman, and Messrs. White and Smith, each of whom meets the independence and financial literacy requirements as defined by applicable NYSE MKT and SEC rules. The audit committee assists the board in its general oversight of our financial reporting, internal controls, legal compliance, ethics programs and audit functions, and is directly responsible for the appointment, evaluation, retention and compensation of the registered public accounting firm. The board has determined that Mr. Rhea qualifies as an “audit committee financial expert” in accordance with the applicable rules and regulations of the SEC.   During 2012, the audit committee held seven meetings.

The audit committee acts under the terms of a written charter.  A copy of the audit committee charter is available on our web site at www.saratogaresources.com under “Corporate Governance” and is available in print upon request. For more information regarding the audit committee, please refer to the “Audit Committee Report” beginning on page 21.

Compensation Committee

The compensation committee is composed of three directors, Mr. White, Chairman and Messrs. Rhea and Smith, each of whom is a non-employee independent director as defined by applicable NYSE MKT rules. The committee is responsible for establishing and administering the policies that govern both annual compensation and equity ownership. It reviews and approves salaries, bonus and incentive compensation, perquisites, equity compensation, and all other forms of compensation for our executive officers, including the chief executive officer. The compensation committee is also responsible for reviewing and administering our incentive compensation plans, equity incentive programs and other benefit plans. Pursuant to authority granted under our 2011 Omnibus Incentive Plan, the committee has delegated to Messrs. Cooke and Clifford, the authority to make awards to employees other than those subject to Section 16 of the Securities Exchange Act of 1934.  The committee may from time to time engage the services of an independent executive compensation consultant to advise the committee on matters related to executive compensation. During 2012, the committee did not utilize the services of compensation consultants.  The committee periodically reviews and makes recommendations to the board with respect to director compensation.   During 2012, the compensation committee held two meetings.

The compensation committee acts under the terms of a written charter. A copy of the compensation committee charter is available on our web site at www.saratogaresources.com under “Corporate Governance” and is available in print upon request.

Nomination of Directors

The board of directors does not maintain a standing nominating committee. Instead, the board has adopted, by resolution, a process of nominating directors wherein nominees must be selected, or recommended for the board’s selection, by a majority of the independent directors with independence determined in accordance with NYSE MKT standards. Because of the relatively small size of the board and the current demands on the independent directors, the board determined that the nomination process would best be carried out, while maintaining the independence of the nominating process, by drawing upon the resources of all board members with the requirement that nominates be selected by a majority of the independent directors.

In the event of a vacancy on the board, the process followed by the independent directors in nominating and evaluating director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the independent directors apply criteria adopted by the board. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. No specific weights are assigned to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Board does not have a formal policy with respect to diversity of nominees.  We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will best allow the board to fulfill its responsibilities.

The board may utilize the services of a search firm to help identify candidates for director who meet the qualifications outlined above.

Stockholders may recommend individuals to the independent directors for consideration as potential director candidates by submitting the names and supporting information to: Independent Directors, c/o Corporate Secretary, Saratoga Resources, Inc., 7500 San Felipe, Ste. 675, Houston, TX 77063. Supporting information should include (a) the name and address of the candidate and the proposing stockholder, (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director taking into account the criteria identified in our corporate governance guidelines, (c) proof of ownership, the class and number of shares and the length of time that the shares of our common stock have been beneficially owned by each of the candidate and the proposing stockholder, and (d) a letter signed by the candidate stating his or her willingness to serve, if elected. Assuming that appropriate biographical and background material has been provided on a timely basis, the stockholder-recommended candidates will be evaluated by following substantially the same process, and applying substantially the same criteria, as it follows for candidates recommended by our board or others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the board, by following the procedures set forth under “Deadline for Submission of Stockholder Proposals for the 2014 Annual Meeting” on page 23. Candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in our proxy card for the next annual meeting.

Communicating with the Independent Directors

Our board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments of our counsel considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to Saratoga Resources, Inc., Independent Directors, c/o Corporate Secretary, 7500 San Felipe, Ste. 675, Houston, TX 77063.

Board Leadership Structure

Thomas F. Cooke serves as chairmen of our board and as our chief executive officer. Our board of directors believes that Mr. Cooke’s service as both chairman and chief executive officer is in the best interest of the company and our stockholders. As one of the company’s founders, Mr. Cooke possesses detailed, in-depth knowledge of the issues, opportunities and challenges facing the company and its businesses and is thus well positioned to develop agendas that focus the board’s time and attention on the most critical challenges and opportunities facing the company. Combining the roles of chairman and chief executive officer creates unified leadership and direction for the board and executive management, which our board believes will enhance the company’s ability to communicate its message and strategy clearly and consistently to our stockholders, as well as enable decisive, flexible and unified company leadership and ensure clear accountability.

Our board of directors has concluded that its current leadership structure provides an appropriate framework for our directors to provide independent, objective and effective oversight of management. Our chairmen of our board, Mr. Cooke, and our president, Andrew C. Clifford, are not considered independent directors because they are part of our management team and receive compensation for services to the company. In accordance with our corporate governance guidelines, our non-management directors meet in executive session at the end of each regularly scheduled board meeting. Following each executive session of non-management directors, the presiding director serves as a liaison between the non-management directors and the chairmen regarding any specific feedback or issues that have been discussed in executive session. In addition, our two principal board committees are composed entirely of independent directors, and they have the power and authority to engage independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of the full board or management.

Board’s Role in Oversight of Risk Management

Our board of directors as a whole is responsible for risk oversight, with reviews of certain areas being conducted by the relevant board committees that report to the full board. In its risk oversight role, our board of directors reviews, evaluates and discusses with appropriate members of management whether the risk management processes designed and implemented by management are adequate in identifying, assessing, managing and mitigating material risks facing the company. In addition, as reflected in our ethics and business conduct policy, our board seeks to establish a “tone at the top” communicating the board’s strong commitment to ethical behavior and compliance with the law.

Our board believes that full and open communication between senior management and the board of directors is essential to effective risk oversight. Our chairman and chief executive officer meets regularly with senior management to discuss a variety of matters including business strategies, opportunities, key challenges and risks facing the company, as well as management’s risk mitigation strategies. Senior management attends all regularly scheduled board meetings where they conduct presentations to the board on various strategic matters involving our operations and are available to address any questions or concerns raised by the board on risk management-related or any other matters. Our board oversees the strategic direction of the company, and in doing so considers the potential risks and rewards of the company’s business opportunities and challenges, and monitors the development and management of risks that impact our strategic goals.

While our board is ultimately responsible for risk oversight at the company, our two board committees assist our board in fulfilling its oversight responsibilities with respect to certain areas of risk. As part of its responsibilities as set forth in its charter, the audit committee is responsible for reviewing and discussing with management and our independent registered public accounting firm the company’s major financial risk exposures and the measures management has taken to monitor, control and minimize such risks, including the company’s risk assessment and risk management policies. The audit committee assists our board in fulfilling its oversight responsibilities by monitoring the effectiveness of the company’s systems of financial reporting, auditing, internal controls and legal and regulatory compliance. Our independent registered public accounting firm meets regularly in executive session with the audit committee. As part of its responsibilities as set forth in its charter, the compensation committee is responsible for overseeing the company’s assessment of whether its compensation policies and practices are likely to expose the company to material risks and in consultation with management, is responsible for overseeing the company’s compliance with regulations governing executive compensation.  Each committee regularly reports on these matters to the full board.

Compensation Committee Interlocks and Insider Participation

The current members of our compensation committee are Messrs. White, Rhea and Smith. In 2012, none of our executive officers served as a director or member of the compensation committee of another entity, where an executive officer of the entity served as one of our directors or on our compensation committee.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The audit committee is responsible for assessing the information provided by management and our registered public accounting firm in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls, and reports to the audit committee on any deficiencies found. Our registered public accounting firm was responsible for auditing the financial statements and for reviewing the unaudited interim financial statements.

The audit committee reviewed with our registered public accounting firm the overall scope and plan of the audit. In addition, it met with our registered public accounting firm, with and without management present, to discuss the results of MaloneBailey, LLP’s examination, the evaluation of our system of internal controls, the overall quality of our financial reporting and such other matters as are required to be discussed under generally accepted auditing standards. The audit committee has also received from, and discussed with, our registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

The audit committee discussed with MaloneBailey, LLP that firm’s independence from management and our company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1. The audit committee has also considered the compatibility of audit related and tax services with the auditors’ independence.

In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2012 with both management and our registered public accounting firm. The audit committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board, and the board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

By the Audit Committee of the Board of Directors:

John W. Rhea, IV, Audit Committee Chair

Rex H. White, Jr., Audit Committee Member

Kevin M. Smith, Audit Committee Member

Independent Registered Public Accounting Firm Fees

The following table summarizes the fees of MaloneBailey, LLP, our registered public accounting firm in 2012 and 2011, billed to us for each of the last two fiscal years:

Fee Category	FY 2011	FY 2012
Audit Fees (1)	$187,750	$170,885
Audit-Related Fees	—	—
Tax Fees	61,990	26,500
All Other Fees (2)	51,000	36,500
Total Fees	$300,740	$233,885

________

(1)

Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our Quarterly Reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)

Other fees consist of amounts paid for comfort letters and services in connection with financing transactions and the filing of registration statements with the Securities and Exchange Commission.

All fees set forth in the table above were approved by our audit committee.

Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specific types of services that are expected to be provided by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular services to be provided and is also generally subject to a maximum dollar amount.

The committee’s practice is to consider for approval, at its regularly scheduled quarterly meetings, all audit and non-audit services proposed to be provided by our registered public accounting firm. In situations where a matter cannot wait until the next regularly scheduled committee meeting, the chairman of the committee has been delegated authority to consider and, if appropriate, approve audit and non-audit services or, if in the chairman’s judgment it is considered appropriate, to call a special meeting of the committee for that purpose.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In conjunction with the closing of the 2008 acquisitions of Harvest Oil & Gas, LLC and The Harvest Group, LLC, we issued subordinated promissory notes to Thomas F. Cooke and Andrew C. Clifford, executive officers and directors of our company, evidencing accrued salaries and expenses owing to those officers.  The notes were subordinated to the rights of our senior lenders, accrued interest at 10% per annum and were repayable in equal monthly installments of principal and interest over three years.

As part of our 2010 Plan of Reorganization, the notes owing to Messrs. Cooke and Clifford were modified to eliminate the payment of monthly installments, to provide that interest would be accrued and compounded annually and to provide for the payment in full of the notes, including accrued interest, forty months following the Effective Date of the Plan, and subject to the prior payment of all amounts owed with respect to allowed claims in the bankruptcy.

At December 31, 2010, principal amounts owing under the notes (excluded accrued and unpaid interest) to Messrs. Cooke and Clifford totaled $482,932 and $122,500, respectively.  In November 2011, following payment of all uncontested claims under our Plan of Reorganization and with the approval of the bankruptcy court, we repaid the entire balance owing under our notes to Messrs. Cooke and Clifford, in the amounts of $587,585 and $149,048, respectively, including all accrued and unpaid interest.

At December 31, 2012, we had $8,137,500 of cash collateral held in escrow by banking affiliates of Macquarie Americas Corp to assure maintenance and administration of performance bonds which secure certain plugging and abandonment obligations imposed by state law.  Macquarie Americas Corp. owns greater than 10% of our outstanding common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely upon our review of the Forms 3 and 4 filed during 2012 and Forms 5 filed during 2013, and written representations from certain reporting persons that no Forms 5 were required, we believe that, except as noted, all required reports were timely filed. Bill Rhea, a director failed to timely file Form(s) 4 reporting the sale of shares pursuant to margin calls over a five day period, each of which sales was subsequently reported on Form 5.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding”. This means that only one copy of our annual report and proxy statement will be sent to stockholders who share the same last name and address. Householding is designed to reduce duplicate mailings and save significant printing and postage costs.

If you receive a household mailing this year and would like to receive additional copies of our annual report and/or proxy statement, please submit your request in writing to: Saratoga Resources, Inc., 7500 San Felipe, Ste. 675, Houston, TX 77063, Attention: Secretary or by calling Saratoga Resources at (713) 458-1560. Any stockholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

FOR THE 2014 ANNUAL MEETING

Any stockholders who wish to submit a proposal, pursuant to Rule 14a-8 under the Exchange Act, for inclusion in the proxy materials for our 2014 annual meeting of stockholders must ensure that it is received by our corporate secretary at our corporate headquarters, which are located at 7500 San Felipe, Ste. 675, Houston, TX 77063, no later than December 24, 2013.

Our by-laws also establish an advance notice procedure for stockholders who wish to nominate candidates for election as directors or otherwise propose business for consideration at a stockholders meeting. We must receive a notice regarding stockholder nominations for director or other business at our corporate headquarters not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s stockholder meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any such notice must contain certain specified information concerning the persons to be nominated or proposed business and the stockholder submitting the nomination or business, all as set forth in our by-laws. The presiding officer of the meeting may refuse to acknowledge any director nomination or business not made in compliance with such advance notice requirements.

Any stockholders wishing to submit proposals intended to be presented at our 2014 annual meeting of stockholders that are not submitted pursuant to Exchange Act Rule 14a-8 must ensure that they are received by us not later than March 12, 2014 and not earlier than February 20, 2014. The persons designated in the proxy card will be granted discretionary authority with respect to any stockholder proposal not timely submitted to us.

By Order of the Board of Directors.

THOMAS F. COOKE
Chairman and Chief Executive Officer

April 23, 2013

THE BOARD ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

SARATOGA RESOURCES, INC.

7500 San Felipe, Suite 675

Houston, Texas 77063

Proxy for Annual Meeting of Shareholders

to be held on Monday, June 10, 2013

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Thomas F. Cooke, Andrew C. Clifford and Michael O. Aldridge, and each of them, as Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at an Annual Meeting of Shareholders (the "Meeting") of Saratoga Resources, Inc., a Texas corporation (the "Company"), on Monday, June 10, 2013, at 10:00 a.m., or at any adjournment or adjournments thereof, in the manner designated below, all of the shares of the Company's common stock that the undersigned would be entitled to vote if personally present.

(1)	Election of directors:

	☐	FOR ALL NOMINEES LISTED BELOW			☐	WITHHOLD AUTHORITY TO VOTE FOR
		(except as marked to the contrary below)				ALL NOMINEES LISTED BELOW

		Thomas F. Cooke				J.W. Bill Rhea, IV
		Andrew C. Clifford				Kevin M. Smith
Rex H. White, Jr.

FOR, except withhold vote from the following nominees

(2)	Advisory vote to approve the compensation of our named executive officers.

	☐	FOR	☐	AGAINST		☐ ABSTAIN

(3)	Ratify the appointment of MaloneBailey LLP as the Company’s independent registered public accounting firm.

	☐	FOR	☐	AGAINST		☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR MANAGEMENT’S NOMINEES FOR DIRECTOR LISTED IN THIS PROXY, FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE SHAREHOLDERS AT THE MEETING.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign.  When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate the capacity in which signing.

DATED:______________________________, 2013

Signature:

Signature if held jointly:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE